NEW CENTURY ENERGIES, INC.
                            (a Delaware corporation)

                        2,500,000 Shares of Common Stock



                               Purchase Agreement

                                                                October 29, 1998

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
           Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

Ladies and Gentlemen:

     New Century Energies, Inc., a Delaware corporation (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") with respect to the issue and sale by the Company and the purchase by Merrill Lynch of the number of shares of Common Stock, par value $1.00 per share, of the Company ("Common Stock") set forth in Schedule A hereto. The aforesaid 2,500,000 shares of Common Stock to be purchased by Merrill Lynch are hereinafter called the "Securities".

     The Company understands that Merrill Lynch proposes to make a public offering of the Securities as soon as it deems advisable after this Agreement has been executed and delivered.

     Section 1. Representations and Warranties.

           (a) Representations and Warranties by the Company. The Company represents and warrants to Merrill Lynch as of the date hereof and as of the Closing Time referred to in Section 2(b) hereof, and agrees with Merrill Lynch as follows:

          (i) Registration Statement Filing. A registration statement on Form S-3 (File No. 333-40361) in respect of the Common Stock has been filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to Rule 415



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     under the Securities Act of 1933, as amended (the "Act"), and delivered to
     Merrill Lynch; such registration statement and any post-effective amendment thereto, each in the form heretofore delivered to Merrill Lynch, have been declared effective by the Commission in such form; the registration statement on Form S-3 (File No. 333-64067) filed by the Company with the Commission pursuant to Rule 462(b) (the "Rule 462(b) Registration Statement") of the rules and regulations of the Commission under the Act (the "1933 Act Regulations"), in the form heretofore delivered to Merrill Lynch, has become effective under the Act in such form; and no stop order suspending the effectiveness of such registration statement or such Rule 462(b) Registration Statement has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission. The various parts of such registration statement, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in the registration statement at the time such part of such registration statement became effective, each as amended at the time such part of such registration statement became effective, together with such Rule 462(b) Registration Statement, are referred to herein collectively as the "Registration Statement". The final prospectus and the final prospectus supplement relating to the offering of the Securities, in the form first furnished to Merrill Lynch by the Company for use in connection with the offering of the Securities, are referred to herein collectively as the "Prospectus". Any reference herein to the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such Prospectus; and any reference to any amendment or supplement to the Prospectus shall be deemed to refer to and include any documents filed after the date of such Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and incorporated by reference in such Prospectus. Any reference to any amendment to the Registration Statement shall be deemed to refer to and include the Company's most recent annual report on Form 10-K (the "Form 10-K"), quarterly reports on Form 10-Q and current reports on Form 8-K filed pursuant to Section 13 or 15(d) of the Exchange Act after the effective date of the Registration Statement that are incorporated by reference in the Registration Statement. For purposes of this Agreement, all references to the Registration Statement or Prospectus or to any amendment or supplement to any of the foregoing shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

          (ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus and any amendment or supplement thereto, when they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder (the


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

     "1934 Act Regulations"), and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement or the Prospectus or any further amendment or supplement thereto, when such documents are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Exchange Act and the 1934 Act Regulations and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (iii) Compliance with Registration Requirements. The Registration Statement and any amendment thereto comply, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will comply, in all material respects with the requirements of the Act and the 1933 Act Regulations and do not and will not (i) as of the applicable effective date as to the Registration Statement, the Rule 462(b) Registration Statement and any amendment thereto and (ii) as of the applicable filing date, as of the date hereof and as of the Closing Time as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by Merrill Lynch expressly for use therein.

          (iv) Financial Statements. The financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries, Public Service Company of Colorado ("PSCo") and its consolidated subsidiaries and Southwestern Public Service Company ("SPS") and its consolidated subsidiaries, in each case, at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries, PSCo and its consolidated subsidiaries, and SPS and its consolidated subsidiaries, in each case for the periods specified; and such financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein.



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

          (v) Independent Accountants. Arthur Andersen LLP are independent public accountants with respect to the Company as required by the Act and the 1933 Act Regulations.

          (vi) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the business, property or condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise and (C) except for regular dividends on the Common Stock, in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (vii) Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with due corporate authority to own and operate its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

          (viii) Good Standing of Subsidiaries. Each "significant subsidiary" (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Act) of the Company (each a "Significant Subsidiary" and, collectively, the "Significant Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a Material Adverse Effect. Except as otherwise stated in the Registration Statement and the Prospectus, all of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and is validly issued, fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of any Significant Subsidiary was issued in violation of preemptive or other similar rights of any securityholder of such Significant Subsidiary.

          (ix) Absence of Defaults and Conflicts by the Company. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject, except for such defaults that would not result in a Material Adverse Effect. The issuance and sale of the Securities by the Company, the compliance by the Company with all of the provisions of this Agreement, the execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions herein contemplated, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any contract, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties.

          (x) Authorization and Description of Securities. The issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued by the Company and are fully paid and non-assessable, and none of such shares of capital stock was issued in violation of preemptive or other similar rights of any securityholder of the Company. The Securities have been duly authorized by the Company for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable; each of the Common Stock and the associated preferred stock purchase rights (the "Rights") conforms in all material respects to the statements relating thereto contained in the Prospectus; such descriptions conform in all material respects to the rights set forth in the instruments defining the same; no holder of the Securities is or will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to preemptive or other similar rights of any securityholder of the Company.

          (xi) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

          (xii) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

          (xiii) Absence of Further Requirements. No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties is required for the issuance and sale of the Securities by the Company, the execution, delivery and performance by the Company of this Agreement, or the consummation of the transactions contemplated herein, except the registration of the Securities under the Act, the filing of an application with, and receipt of an order from, the Commission under the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"), which has been obtained, with respect to the transaction contemplated by this Agreement, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the issuance and sale, as the case may be, of the Securities.

          (xiv) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement or the Prospectus (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder.

     (b) Officer's Certificates. Any certificate signed by any officer of the Company delivered to Merrill Lynch or to counsel for Merrill Lynch shall be deemed a representation and warranty by the Company to Merrill Lynch as to the matters covered thereby.



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

     Section 2. Sale and Delivery to Merrill Lynch; Closing.

     (a) Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to Merrill Lynch, and Merrill Lynch agrees to purchase from the Company, at the price per share set forth in Schedule B, the number of Securities set forth in Schedule A opposite its name.

     (b) Payment. Payment of the purchase price for, and delivery of, the Securities shall be made at the offices of Debevoise & Plimpton, 875 Third Avenue, New York, New York 10022, or at such other place as shall be agreed upon by Merrill Lynch and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof, or such other time not later than ten business days after such date as shall be agreed upon by Merrill Lynch and the Company (such time and date of payment and delivery being herein called "Closing Time").

     Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to Merrill Lynch for its account of certificates for the Securities to be purchased by it.

     (c) Denominations; Registration. Certificates for the Securities shall be in such denominations and registered in such names as Merrill Lynch may request in writing at least one full business day before the Closing Time. The certificates for the Securities will be made available for examination and packaging by Merrill Lynch in The City of New York not later than 9:00 A.M. (Eastern time) on the business day prior to the Closing Time.

     Section 3. Covenants of the Company. The Company agrees with Merrill Lynch:

          (a) Compliance with Securities Regulations and Commission Requests. To prepare the Prospectus in a form approved by Merrill Lynch and to file such Prospectus pursuant to Rule 424(b) under the Act within the time prescribed under Rule 424(b) under the Act; to make no further amendment or supplement to the Registration Statement or the Prospectus prior to the Closing Time to which Merrill Lynch reasonably objects promptly after reasonable notice thereof; to advise Merrill Lynch, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish Merrill Lynch with copies thereof; prior to the termination of the offering of the Securities, to file



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

     promptly all reports and any definitive proxy or information statements required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act; to advise Merrill Lynch, promptly after it receives notice thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any prospectus relating to the Securities or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

          (b) Blue Sky Qualification. To use its best efforts, in cooperation with Merrill Lynch, to qualify the Securities for offering and sale under the applicable securities laws of such jurisdictions of the United States as Merrill Lynch may designate and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

          (c) Delivery of Prospectus. To furnish Merrill Lynch with copies of the Prospectus in such quantities as Merrill Lynch may reasonably request, and, if the delivery of a prospectus is required in connection with the offer or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if or any other reason it shall be necessary during such period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify Merrill Lynch and upon the request of Merrill Lynch to file such document and to prepare and furnish without charge to Merrill Lynch and to any dealer in securities as many copies as Merrill Lynch may reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance.

          (d) Rule 158. To file timely such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as



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     practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the Act.

          (e) Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock or file a registration statement under the Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence will not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the Rights or the conversion of a security outstanding on the date hereof and referred to in the Prospectus,
     (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee and director benefit plans of the Company, (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan or (E) the issuance by the Company of shares of Common Stock as consideration for any acquisition by the Company of another person, provided that, prior to the issuance of such shares of Common Stock, the Company shall have obtained and delivered to Merrill Lynch copies of an agreement from each person to which such shares will be issued, substantially to the effect set forth in this
     Section 3(e) and in form satisfactory to Merrill Lynch.

          (f) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the 1934 Act Regulations.

          (g) Listing. To use its best efforts to list the Securities on the New York Stock Exchange.

          (h) Delivery of Registration Statements. To furnish to Merrill Lynch copies of the manually signed Registration Statement, including the Rule 462(b) Registration Statement, as initially filed with the Commission, of all amendments thereto, and of all documents incorporated by reference therein (including all exhibits filed therewith, other than exhibits which have previously been furnished to you), copies of each



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

     manually signed consent and certificate of independent accountants and of each other person who by his profession gives authority to statements made by him and who is named in the Registration Statement as having prepared, certified or reviewed any part thereof, and to furnish to you sufficient unsigned copies of the foregoing (other than exhibits, including consents affixed as exhibits, to the Registration Statement) as you may reasonably request for distribution.

          (i) Use of Proceeds. To apply the net proceeds from the sale of the Securities in the manner set forth in the Prospectus.

     Section 4. Payment of Expenses.

     (a) Expenses. The Company covenants and agrees with Merrill Lynch that it will pay the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Prospectus and any amendments and supplements thereto and the mailing and delivering of copies thereof to Merrill Lynch and dealers; (ii) the cost of printing or producing any Agreement Among Underwriters, this Agreement, the Blue Sky Survey and any supplement thereto and any other documents in connection with the offering, purchase, sale, issuance and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 3(b) hereof, including the reasonable fees and disbursements of counsel for Merrill Lynch in connection with such qualification and in connection with the Blue Sky Survey and any supplement thereto; (iv) the costs and charges by the transfer agent or registrar; (v) all fees and expenses in connection with the listing of the Securities on the New York Stock Exchange; (vi) the printing of the Securities in certificated form, if required; and (vii) all other costs and expenses incident to the performance of obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section 4, Section 6, Section 7 and Section 9 hereof, Merrill Lynch will pay all its own costs and expenses, including the fees of its counsel, stock transfer taxes on resale of any of the Securities by it, and any advertising expenses connected with any offers it may make.

     (b) Termination of Agreement. If this Agreement is terminated by Merrill Lynch in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse Merrill Lynch for all of its out-of-pocket expenses, including the reasonable fees and disbursements of counsel for Merrill Lynch.

     Section 5. Conditions of Merrill Lynch's Obligations. The obligations of Merrill Lynch hereunder are subject to the accuracy of the representations and warranties of the



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

Company contained in Section 1 hereof or in certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following additional conditions:

          (a) Effectiveness of Registration Statement. The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the 1933 Act regulations; and no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or be pending or threatened by the Commission.

          (b) Opinion of Counsel for Merrill Lynch. Debevoise & Plimpton, counsel for Merrill Lynch, shall have furnished their written opinion, dated the Closing Time, with respect to the matters referred to in clauses
     (i), (iii), (vi), (vii) (solely as to preemptive or similar rights arising by operation of law or under the charter or bylaws of the Company), (viii),
     (ix), (xii), and the last paragraph of Section 5(c) hereof and such related matters as you may request; and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

          (c) Opinion of Counsel for Company. Cahill, Gordon & Reindel, counsel for the Company, shall have furnished to Merrill Lynch their written opinion, dated the Closing Time, in form and substance satisfactory to Merrill Lynch, to the effect that:

               (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement.

               (ii) To the best of our knowledge, the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify or be in good standing would not have a Material Adverse Effect.

               (iii) This Agreement has been duly authorized, executed and delivered by the Company.

               (iv) The issuance and sale of the Securities by the Company, the compliance by the Company with all of the provisions of this Agreement, and the consummation of the transactions contemplated herein, will not conflict with or



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

          result in a breach or violation of any of the terms or provisions of, or constitute a default under, any agreement or instrument known to such counsel to which the Company is a party or by which the Company is bound or to which and of the property or assets of the Company is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any statute or any order, rule or regulation known to such counsel of any court or government agency or body having jurisdiction over the Company or any of its properties.

               (v) The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

               (vi) The Securities have been duly authorized by the Company for issuance and sale to Merrill Lynch pursuant to this Agreement, and when delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable and no holder of the Securities is or will be subject to personal liability by reason of being such a holder. The Rights have been duly authorized and validly issued.

               (vii) The issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

               (viii) The form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the charter or by-laws of the Company and with the requirements of the New York Stock Exchange.

               (ix) The descriptions of the Common Stock and the Rights in the Company's Form 8-B/A and Form 8-A, respectively, referred to and incorporated by reference in the Prospectus, insofar as they are, or refer to, statements of law, summary of legal matters or agreements, the Company's charter and by-laws or legal conclusions, have been reviewed by us and are correct in all material respects and fairly present the information purported to be given.

               (x) To the best of our knowledge, the Company is not in violation of its charter or by-laws and no default by the Company exists in the due performance or observance of any material contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument.



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

               (xi) The documents incorporated by reference in the Prospectus or any further amendment or supplement thereto made by the Company prior to the Closing Time (in each case, other than the financial statements (including the notes thereto) and related schedules, and other financial or statistical data contained or incorporated by reference therein, as to which such counsel need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the 1934 Act Regulations.

               (xii) The Registration Statement, including the Rule 462(b) Registration Statement, is effective under the Act and, to the best of our knowledge, no proceedings for a stop order suspending the effectiveness of the Registration Statement or the Rule 462(b) Registration Statement have been instituted or are pending or threatened by the Commission. The Prospectus has been filed with the Commission pursuant to Rule 424(b) under the Act in the manner and within the time period required by Rule 424(b) under the Act. The Registration Statement, including the Rule 462(b) Registration Statement, and the Prospectus and any amendments and supplements thereto made by the Company prior to the Closing Time (in each case, other than the financial statements (including the notes thereto) and related schedules and other financial or statistical data contained or incorporated by reference therein, as to which such counsel need express no opinion), comply or will comply, as the case may be, as to form in all material respects with the requirements of the Act and the 1933 Act Regulations.

               (xiii) The Company is not, and upon the issuance and sale of the Securities as contemplated by this Agreement and the application of the proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" required to be registered under the 1940 Act.

               (xiv) To the extent required by law, the issuance and sale of the Securities have been duly authorized and approved by an order of the Commission under the 1935 Act, and such order is final and in full force and effect on the date hereof, the time for appeal therefrom or review thereof or intervention with respect thereto having expired; no further approval, authorization, consent or other order of any public board or body is legally required (other than in connection or compliance with the provisions of the securities laws of any jurisdiction) for the offering, issuance, sale or delivery by the Company of the Securities.

               Such counsel shall state that they do not know of any legal or governmental proceeding (pending or threatened) required to be described in the Registration Statement or Prospectus, as amended or supplemented to the date hereof, which is not described as required, nor of any contract or document of a character required to be described in the Registration Statement or the Prospectus, as amended or supplemented to the date hereof, or to be filed as an exhibit to the Registration Statement which is not described or filed as required.

               We have participated in conferences with officers and other representatives of the Company, your representatives and representatives of the independent accountants for the Company at which the contents of the Registration Statement and the Prospectus and related matters were discussed. The limitations inherent in the independent verification of factual matters, the role of outside counsel and the character of determinations involved in the preparation of the Registration Statement and the Prospectus are such that we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except to the limited extent referred to in paragraph (ix) above). On the basis of and subject to the foregoing, no facts have come to our attention which lead us to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that we express no belief with respect to the financial statements, including the notes thereto, or any other financial or statistical data contained or incorporated by reference in the Registration Statement or the Prospectus).

          (d) Officers' Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the business, property or condition, financial or otherwise, of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, and Merrill Lynch shall have received a certificate of the President or a Vice President of the Company and of the chief financial officer, chief accounting officer or Treasurer of the Company, dated as of the Closing Time to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in
     Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

          (e) Accountant's Comfort Letter. On the date of this Agreement, Arthur Andersen LLP shall have furnished to Merrill Lynch a letter, dated the date of this Agreement, in form and substance satisfactory to Merrill Lynch containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

          (f) Bring-Down Comfort Letter. At the Closing Time, Merrill Lynch shall have received from Arthur Andersen LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

          (g) Approval of Listing. At the Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

          (h) Additional Documents. At the Closing Time, counsel for Merrill Lynch shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to Merrill Lynch and counsel for Merrill Lynch.

          (i) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by Merrill Lynch by notice to the Company at any time at or prior to the Closing Time and such termination shall be without liability of any party to any other party except as provided in
     Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

     SECTION 6. Indemnification and Contribution.

     (a) Indemnification of Merrill Lynch. The Company agrees to indemnify and hold harmless Merrill Lynch and each person, if any, who controls Merrill Lynch within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission or any alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

          (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

     (b) Indemnification of Company, Directors and Officers. Merrill Lynch agrees that it will indemnify and hold harmless the Company, its directors, and each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the 1934 Act to the same extent as the indemnity agreement set forth in Section 6(a) hereof, but only with respect to statements or omissions made in the Registration Statement or the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by Merrill Lynch expressly for use in the Registration Statement or the Prospectus (or any amendment or supplement thereto).

     (c) Action Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company, in each case reasonably acceptable to the indemnifying party. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) Settlement Without Consent If Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     Section 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein; then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and Merrill Lynch on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and Merrill Lynch on the other hand in connection with the statements or omissions, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company on the one hand and Merrill Lynch on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, as set forth on the cover page of the Prospectus (the "Total Proceeds"), and the Total Discount bear to the aggregate prices at which the Securities are sold by Merrill Lynch. As used herein, the term "Total Discount" means the difference between the aggregate prices at which the Securities are sold by Merrill Lynch and the Total Proceeds.

     The relative fault of the Company on the one hand and Merrill Lynch on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by Merrill Lynch and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and Merrill Lynch agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 7, Merrill Lynch shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which Merrill Lynch has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 7, each person, if any, who controls Merrill Lynch within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as Merrill Lynch, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

     Section 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of Merrill Lynch or any controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to Merrill Lynch.

     Section 9. Termination of Agreement.

     (a) Termination; General. Merrill Lynch may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the business, property or condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of Merrill Lynch, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the New York Stock Exchange has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by such exchange or by order of the Commission, or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

     (b) Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

     Section 10. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to Merrill Lynch shall be directed to it at North Tower, World Financial Center, New York, New York 10281-1201, attention of Syndicate Operations); and notices to the Company shall be directed to it at 1225 17th Street, Suite 900, Denver, Colorado 80507-5533, attention of Brian P. Jackson.

     Section 11. Parties. This Agreement shall each inure to the benefit of and be binding upon Merrill Lynch and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than Merrill Lynch and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of Merrill Lynch and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from Merrill Lynch shall be deemed to be a successor by reason merely of such purchase.

     Section 12. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

     Section 13. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between Merrill Lynch and the Company in accordance with its terms.

                                           Very truly yours,

                                           NEW CENTURY ENERGIES, INC.



                                           By:
                                               ------------------------------
                                               Name:
                                               Title:


CONFIRMED AND ACCEPTED, as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
                       INCORPORATED



By:
     -------------------------------------------
                Authorized Signatory

                                   SCHEDULE A


                                                    Number of Securities
                                                    --------------------

Merrill Lynch, Pierce, Fenner & Smith
           Incorporated......                             2,500,000












                                  Schedule A-1

                                   SCHEDULE B

                           NEW CENTURY ENERGIES, INC.

                        2,500,000 Shares of Common Stock
                           (Par Value $1.00 Per Share)





     The purchase price per share for the Securities to be paid by Merrill Lynch shall be $46.80.











                                  Schedule B-1